Exhibit 3.109

Form 533A Prescribed by: Ohio Secretary of State JON HUSTED Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: (877) SOS-FILE (757-3453) www.OhioSecretaryofState.gov Busserv@OhioSecrtaryofState.gov Mail this form to one of the following: Regular Filing (non expedite) P.Ó Box 670 Columbus, OH 43216 Expedite Filing (Two-business day processing time requires an additional $100.00). P.O. Box 1390 Columbus, OH 43216 Articles of Organization for a Domestic Limited Liability Company Filing Fee: $125 CHECK ONLY ONE (1) BOX (1) Articles of Organization for Domestic For-Profit Limited Liability Company (115-LCA) (2) Articles of Organization for Domestic Nonprofit Limited Liability Company (115-LCA) Name of Limited Liability Company [Name of Limited Liability Company] Name must include one of the following words or abbreviations: "limited liability company," "limited," "LLC," "L.L.C.," "ltd.,"or "ltd" Effective Date (Optional) mm/dd/yyyy (The legal existence of the limited liability company begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing) This limited liability company shall exist for (Optional) Period of Existence Purpose (Optional) **Note for Nonprofit LLCs The Secretary of State does not grant tax exempt status. Filing with our office is not sufficient to obtain state or federal tax exemptions. Contact the Ohio Department of Taxation and the internal Revenue Service to ensure that the nonprofit limited liability company secures the proper slate and federal tax exemptions. These agencies may require that a purpose clause be provided.

ORIGINAL APPOINTMENT OF AGENT The undersigned authorized member(s), manager(s) or representative(s) of Name of Limited Liability Company hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is CSC- Lawyers Incorporating Service (Corporation Service Company) Name of Agent 50 West Broad Street, Suite 1800 Mailing Address Columbus City Ohio State 43215 ZIP Code ACCEPTANCE OF APPOINTMENT The undersigned, CSC-Lawyers Incorporating Service (Corporation Service Company) named herein as the Statutory agent Statutory Agent Marne for Name of Limited Liability Company hereby acknowledges and accepts the appointment of agent for said limited liability company Statutory Agent Signature individual Agent's Signature / Signature on Behalf of Business Serving as Agent

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Articles and original appointment of agent must be signed by a member, manager or other representative. If authorized representative is an individual, then they must sign in the ''signature" box and print their name in the "Print Name" box, If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box. Signature By (if applicable) Robert Stephenson, CFO & Treas. Print Name Signature By (if applicable) Print Name Signature By (if applicable) Print Name